===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                          HANOVER COMPRESSOR COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                        HANOVER COMPRESSOR COMPANY LOGO

                           HANOVER COMPRESSOR COMPANY
                              HOUSTON, TEXAS 77086

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2001

To the Stockholders of Hanover Compressor Company:

   Notice is hereby given that the 2001 Annual Meeting of Stockholders of Hanover Compressor Company, a Delaware corporation (the "Company"), will be held at 10:00 a.m. local time on Thursday, May 17, 2001, at the Hyatt Regency Houston Airport, 15747 JFK Boulevard, Houston, Texas 77032, for the following purposes:

  (1) to elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  (2) to approve the Hanover Compressor Company 2001 Equity Incentive Plan which provides for the issuance of up to 500,000 shares of the Company's common stock upon the exercise of options and the issuance of restricted stock;

  (3) to ratify the reappointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2001; and

  (4) to transact such other business as may properly come before the meeting.

   The Board of Directors has fixed the close of business on April 3, 2001, as the record date for determining the stockholders that are entitled to notice of and to vote at the meeting and any postponements or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting (a) at the Hyatt Regency Houston Airport, 15747 JFK Boulevard, Houston, Texas 77032, on the day of the Annual Meeting of Stockholders and (b) for at least 10 days prior to the meeting at the offices of the Company, 12001 North Houston Rosslyn, Houston, Texas 77086.

                                          By Order of the Board of Directors,

                                          /s/ Michael A. O'Connor
                                          Michael A. O'Connor,
                                          Chairman of the Board

Houston, Texas
April 17, 2001

                             YOUR VOTE IS IMPORTANT

   THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED REPLY ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO.

                           HANOVER COMPRESSOR COMPANY
                          12001 NORTH HOUSTON ROSSLYN
                              HOUSTON, TEXAS 77086

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                ON MAY 17, 2001

                                  INTRODUCTION

   This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Hanover Compressor Company, a Delaware corporation ("Hanover" or the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, at 10:00 a.m. local time on Thursday, May 17, 2001, at the Hyatt Regency Houston Airport, 15747 JFK Boulevard, Houston, Texas 77032, and at any postponement(s) or adjournment(s) thereof. The Company's principal executive offices are located at 12001 North Houston Rosslyn, Houston, Texas 77086, and its telephone number is (281) 447-8787. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about April 17, 2001.

                                  THE MEETING

VOTING AT THE MEETING

   Stockholders of record at the close of business on April 3, 2001, are entitled to notice of and to vote at the meeting. At the close of business on such date, there were 70,116,261 shares of common stock of the Company, $.001 par value per share (the "Common Stock"), issued and outstanding held by approximately 317 holders of record. Each share of Common Stock issued and outstanding on April 3, 2001 entitles the holder thereof to one vote on all matters submitted to a vote of stockholders at the meeting.

   The presence in person or by proxy of the holders of 50% of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting, in person or by proxy, will be necessary for the approval of the Hanover Compressor Company 2001 Equity Incentive Plan. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting, in person or by proxy, will be necessary for the ratification of the reappointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2001.

PROXIES AND PROXY SOLICITATION

   All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated on such proxies, they will be voted FOR the election of each nominee named below under "Election of Directors," FOR the approval of the Hanover Compressor Company 2001 Equity Incentive Plan and FOR the ratification of the reappointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2001.

   If any other matters not described herein are properly presented at the meeting for action, which is not presently anticipated, the persons named in the enclosed proxy will vote all proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each stockholder who executes and returns a proxy may revoke the proxy at any time before it is voted at the meeting by timely submission, to the Corporate Secretary of the Company, of written notice of revocation or a duly executed proxy bearing a later date. In addition, if a stockholder is present at the meeting, he or she may elect to revoke his or her proxy and vote his or her shares personally.

   Proxies marked either "Abstain" or "Withhold Authority" will be treated as shares that are present for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

   In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will also request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses. The Company will bear the entire cost of soliciting proxies, which is currently estimated to be less than $10,000.

NOMINEES FOR ELECTION AS DIRECTORS

   Information concerning the position and background of the seven nominees for election to the Board of Directors is set forth below. Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are required to be listed below.

   Michael A. O'Connor, 65, has served as Chairman of the Board and a director of the Company since January 1992. Prior thereto, Mr. O'Connor served as president of Gas Compressors Inc. from 1965 through 1986 and was a private investor from January 1987 through December 1991. Mr. O'Connor also serves as an officer and a director of certain subsidiaries of the Company.

   Michael J. McGhan, 46, has served as President and Chief Executive Officer of since October 1991. Mr. McGhan has served as a director since March 1992. Mr. McGhan also serves as an officer and a director of certain of the Company's subsidiaries.

   William S. Goldberg, 42, has served as Chief Financial Officer since May 2000. Mr. Goldberg has served as Executive Vice President and director since May 1991. Mr. Goldberg has been employed by GKH Investments, L.P., a Delaware limited partnership and GKH Private Limited since 1988 and has served as managing director of both entities since June 1990. GKH Investments, L.P. is the Company's largest stockholder. Mr. Goldberg also serves as an officer and a director of certain affiliates of the Company. Mr. Goldberg is also a director of DVI, Inc.

   Ted Collins, Jr., 62, has served as a director of the Company since April 1992. Mr. Collins has served as President of Collins & Ware, Inc., an independent oil and gas exploration and production company located in Midland, Texas, since January 1988. From July 1982 through December 1987, Mr. Collins served as President of Enron Oil & Gas Company. Additionally, Mr. Collins serves on the Board of Directors of Midcoast Energy Resources, Inc. and Chapparal Resources, Inc.

   Melvyn N. Klein, 59, has served as a director of the Company since May 1991. Mr. Klein is the sole stockholder of a corporation which is a general partner of GKH Partners. Mr. Klein has been an attorney and counselor-at-law since 1968. Mr. Klein is a director of Bayou Steel Corporation, Anixter International Corporation, Devon Energy Corporation, ACTV, Inc. and certain privately held companies

   Alvin V. Shoemaker, 61, has served as a director of the Company since May 1991 and has been a private investor since his retirement as Chairman of the Board of the First Boston Corporation and First Boston, Inc. in January 1989. Mr. Shoemaker is a director of Middle Bay Oil Co.

   Robert R. Furgason, 65, has served as a director of the Company since May 1995. Mr. Furgason is the President of Texas A&M University Corpus Christi, and has held a series of faculty and administrative positions at various universities. Mr. Furgason is the former President of the Accreditation Board for Engineering and Technology Board of Directors, and also serves on a number of other accreditation and policy boards.

INFORMATION REGARDING THE BOARD OF AND COMMITTEES THEREOF

   Directors are elected at each annual meeting of stockholders of the Company to serve for one-year terms. The Board of Directors has designated an Audit Committee and a Compensation Committee to assist it in the discharge of its responsibilities. The Board of Directors has not designated a Nominating Committee; rather, the Board of Directors as a whole performs the functions which would otherwise be delegated to such Committee. Members of each committee are elected by the Board at its first meeting following the annual meeting of stockholders and serve for one-year terms. The Board of Directors met three times during fiscal year 2000 and took action by unanimous written consent three times.

   During fiscal year 2000, no director attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

 Audit Committee

   The Audit Committee is authorized to: (a) select, retain and dismiss the Company's independent accountants; (b) review the plans, scope and results of the annual audit, the independent accountant's letter of comments and management's response thereto, and the scope of any non-audit services which may be performed by the independent accountants; (c) manage the Company's policies and procedures with respect to internal accounting and financial controls and (d) review any changes in accounting policy. The Audit Committee met once during 2000.

   Consistent with the new New York Stock Exchange audit committee structure and membership requirements, the Audit Committee is comprised of three members:
Ted Collins, Jr. (Chairman), Robert Furgason and Alvin Shoemaker. Each of Mr. Collins, Mr. Furgason and Mr. Shoemaker is an independent director.

   The Audit Committee operates under a written charter adopted by the Board which is included in this proxy statement as Appendix A.

 Compensation Committee

   The current members of the Compensation Committee are Alvin V. Shoemaker (Chairman) and Robert R. Furgason. The Compensation Committee is authorized and directed to review and approve compensation and benefits of the Company's executive officers and the Company's annual salary plans, and to review and advise the Company's Board of Directors regarding the Company's benefit plans, bonus awards, and other terms of employment. In 2000, the Compensation Committee held one meeting.

 Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee are Alvin Shoemaker and Robert Furgason, neither of whom is either a current or former officer or employee of the Company or any of its subsidiaries.

 Compensation of Directors

   Only those directors who are not, and whose affiliates are not, employees of or consultants to the Company receive any compensation for serving on the Board of Directors. Such directors are paid $2,500 per quarter and reimbursement of expenses incurred in attending meetings.

                               EXECUTIVE OFFICERS

   The following sets forth certain information regarding executive officers of the Company. Information pertaining to both Mr. McGhan and Mr. Goldberg, both of whom are directors and executive officers, may be found in the section entitled "Directors".

   Robert O. Pierce, 41, has served as Senior Vice President--Operations-- Fabrication since May 2000. Prior to being named Senior Vice President, Mr. Pierce had served as a Vice President since April 1995.

   Joe C. Bradford, 43, has served as Senior Vice President--Worldwide Operations Development since May 2000. Prior to being named Senior Vice President, Mr. Bradford had served as a Vice President since March 1993.

   Charles D. Erwin, 40, has served as Senior Vice President--Sales and Marketing since May 2000. Prior to being named Senior Vice President, Mr. Erwin had served as a Vice President since 1990.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of April 3, 2001, the beneficial ownership of Common Stock by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing elsewhere herein, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                Number of Shares               Approximate
     Names and Addresses       Beneficially Owned            Percent of Class
     -------------------       ------------------            ----------------
Melvyn N. Klein...............     18,266,725 (1)(2)                26%
 Wells Fargo Tower, Suite 1940
 615 North Upper Broadway
 Corpus Christi, Texas 78477
GKH Investments, L.P..........     17,607,237 (3)                   25%
 200 West Madison
 Chicago, Illinois 60606
Joint Energy Development......      4,350,556 (4)                    6%
 Investments Limited
  Partnership
 1400 Smith Street
 Houston, TX 77002
Janus Capital Corporation.....      4,986,640 (5)                    7%
 100 Fillmore Street
 Denver, CO 80206
Thomas H. Bailey..............      4,986,640 (6)                    7%
 100 Fillmore Street
 Denver, CO 80206
GKH Partners, L.P.............        667,558 (7)                    *
 200 West Madison
 Chicago, IL 60606
Michael A. O'Connor...........      1,884,090 (8)                    *
Michael J. McGhan.............      1,100,433 (9)                    *
William S. Goldberg...........        387,200 (10)                   *
Ted Collins, Jr...............        340,536 (11)                   *
Alvin V. Shoemaker............        283,966 (12)                   *
Robert R. Furgason............          7,550 (13)                   *
Robert O. Pierce..............         72,867 (14)                   *
Joe C. Bradford...............        129,747 (15)                   *
Charles D. Erwin..............        238,359 (16)                   *
All directors and executive
 officers as a group (10
 persons).....................     22,711,473 (1)(2)(8)-(16)        33%

--------
  *  Less than one percent
 (1) Includes (i) 17,607,237 shares of Common Stock owned by GKH Investments, L.P. and (ii) 667,558 shares of Common Stock owned by GKH Partners, L.P.. GKH Partners is the general partner of GKH Investments. As the general partner of GKH Investments, GKH Partners may be deemed to be the beneficial owner of stock held by GKH Investments, however, GKH Partners expressly disclaims any such beneficial ownership. Mr. Klein is a Director of the Company.
 (2) Includes all of the shares of Common Stock owned by GKH. Mr. Klein, who is a director of the Company, is the sole stockholder of a corporation which is a general partner of GKH Partners. By virtue of his relationship to GKH Partners, Mr. Klein may be deemed to share beneficial ownership of the shares of Common Stock owned by GKH. Mr. Klein disclaims beneficial ownership of all shares owned by GKH.
 (3) Excludes 667,558 shares of Common Stock owned by GKH Partners. GKH Partners is the general partner of GKH Investments. As the general partner of GKH Investments, GKH Partners may be deemed to be the beneficial owner of stock held by GKH Investments, however, GKH Partners expressly disclaims any such beneficial ownership.
 (4) The general partner of Joint Energy Development Investments Limited Partnership ("JEDI") is Enron Capital Management Limited Partnership ("ECMLP"). The general partner of ECMLP is Enron Corp. Enron Corp. disclaims beneficial ownership of the shares owned by JEDI.
 (5) Janus Capital is a registered investment adviser which furnishes investment advice to several investment companies registered under Section 8 of the Investment Company Act of 1940 and individual and institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of the shares of Hanover Compressor Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.
 (6) Mr. Bailey owns approximately 12.2% of Janus Capital. In addition to being a stockholder of Janus Capital, Mr. Bailey serves as President and Chairman of the Board of Janus Capital and is filing this joint statement with Janus Capital as a result of such stock ownership and positions which may be deemed to enable him to exercise control over Janus Capital. Mr. Bailey does not own of record any shares of Hanover Compressor Common Stock and he has not engaged in any transaction in Hanover Compressor Common Stock. However, as a result of his position, Mr. Bailey may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Janus Capital may have with respect to Hanover Compressor Common Stock held by the Managed Portfolios. All shares reported herein have been acquired by the Managed Portfolios, and Mr. Bailey specifically disclaims beneficial ownership over any shares of Hanover Compressor Common Stock that he or Janus Capital may be deemed to beneficially own. Furthermore, Mr. Bailey does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.
 (7) Excludes 17,607,237 shares of Common Stock owned by GKH Investments. GKH Partners is the general partner of GKH Investments. As the general partner of GKH Investments, GKH Partners may be deemed to be the beneficial owner of stock held by GKH Investments, however, GKH Partners disclaims any such beneficial ownership.
 (8) Includes 1,882,038 shares subject to options held by Mr. O'Connor which are, or will first become, exercisable within 60 days of April 3, 2001. Excludes 339,550 shares held by Goldman Sachs Exchange Place Fund, L.P., in which Mr. O'Connor has an interest. Mr. O'Connor disclaims beneficial ownership to such shares. Michael A. O'Connor is Chairman of the Board and a Director. Mr. O'Connor also serves as an officer and a director of certain of our subsidiaries.
 (9) Includes 834,579 shares subject to options held by Mr. McGhan which are, or will first become, exercisable within 60 days of April 3, 2001, 2,450 shares of Common Stock held by Mr. McGhan together with his wife as joint tenants and 600 shares of Common Stock held by Mr. McGhan's two minor children. Mr. McGhan is President and Chief Executive Officer of the Company as well as a Director of the Company.
(10) Excludes 80,832 shares of Common Stock (less than 1% of the outstanding shares) owned by Mr. Goldberg's wife, Nancy K. Goldberg, not individually, but solely as trustee of the Nancy K. Goldberg Declaration of Trust, 3,900 shares of Common Stock held in the William S. Goldberg Children's Trust and 32,476 shares owned by Mrs. Goldberg, individually. Mr. Goldberg disclaims beneficial ownership of all of such shares. Includes 300,000 shares subject to options held by Mr. Goldberg which are, or will first become, exercisable within 60 days of April 3, 2001. Mr. Goldberg is Executive Vice President and Chief Financial Officer of the Company and a director of the Company.
(11) Includes 2,094 shares subject to warrants at a purchase price of $.005 per share held by Mr. Collins which are, or will first become, exercisable within 60 days of April 3, 2001. Excludes 4,000 shares held in trust for the benefit of Mr. Collins' two minor children. Mr. Collins is the trustee of such trusts but disclaims beneficial ownership of such shares. Mr. Collins is a Director of the Company.
(12) Excludes shares beneficially owned directly or indirectly by members of Mr. Shoemaker's family as to which Mr. Shoemaker has no voting or investment power. Excludes 34,190 shares held by Goldman Sachs Exchange Place Fund, L.P., in which Mr. Shoemaker has an interest. Mr. Shoemaker disclaims beneficial ownership to such shares. Mr. Shoemaker is a Director of the Company.
(13) Excludes 400 shares owned by Mr. Furgason's wife. Mr. Furgason disclaims beneficial ownership of all such shares. Mr. Furgason is a Director of the Company.
(14) Includes 42,813 shares subject to options held by Mr. Pierce which are, or will first become, exercisable within 60 days of April 3, 2001.
(15) Includes 86,183 shares subject to options held by Mr. Bradford which are, or will first become, exercisable within 60 days of April 3, 2001.
(16) Includes 190,351 shares subject to options held by Mr. Erwin which are, or will first become, exercisable within 60 days of April 3, 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file reports with the Securities and Exchange Commission (the "Commission") and the Company disclosing their initial beneficial ownership of Common Stock and changes in such ownership. Based solely upon a review of such reports furnished to the Company, the Company believes that during 2000, all of its directors, executive officers and beneficial owners of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements applicable to them.

INFORMATION REGARDING EXECUTIVE COMPENSATION

   Summary of Cash and Certain Other Compensation. The following table sets forth certain information with respect to compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executive Officers"), during the past three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term Compensation
                                                                                 Awards
                                                                       --------------------------
                                                                       Restricted
                                                                          Stock      Securities
                            Annual Compensation                        Award($)(4)   Underlying
   Name and Principal    --------------------------    Other Annual       (# of     Options/SARs
      Position(1)        Year Salary($) Bonus($)(2) Compensation($)(3)   Shares)   (# of Shares)*
   ------------------    ---- --------- ----------- ------------------ ----------- --------------
Michael J. McGhan....... 2000 $150,000   $      0        $ 7,875            --             --
President and Chief      1999  155,769    311,825          8,788            --             --
 Executive
Officer                  1998  150,000    263,175          6,893            --         76,500

Robert O. Pierce........ 2000 $107,692   $ 50,000        $12,198            --             --
Senior Vice President    1999  103,846     62,912         12,923            --             --
Manufacturing and        1998   91,928     63,587         12,624            --         88,252
 Fabrication

Joe C. Bradford......... 2000 $ 95,000   $ 60,000        $31,708            --             --
Senior Vice President    1999   98,654    100,000         33,512            --             --
 International
Business and Operations  1998   86,984     98,379         29,952            --         96,500

Charles D. Erwin........ 2000 $100,000   $100,000        $46,720            --             --
Senior Vice President    1999  103,846    146,000         49,068            --             --
 Sales
and Marketing            1998   98,023    130,000         34,594            --        151,500

Michael A. O'Connor..... 2000 $130,000   $      0        $ 9,741            --             --
Chairman of the Board    1999  135,000     85,000         10,381            --             --
                         1998  130,000    185,000          9,130            --             --

--------
 * Adjusted to reflect the two-for-one split of the Company's common stock effected in June 2000.
(1) William S. Goldberg, a Managing Director of GKH Partners, is also Chief Financial Officer and Executive Vice President of the Company and spends substantially all of his time on the Company's business. He does not currently receive separate cash remuneration from the Company, which reimburses GKH Partners for certain travel and related expenses incurred by Mr. Goldberg in connection with his efforts on the Company's behalf. See "Certain Transactions--Certain Relationships and Related Transactions".
(2) Annual bonus amounts represent estimated amounts earned and accrued during 2000, 1999 and 1998 which were paid subsequent to the end of the year.
(3) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each executive officer.
(4) All such shares were purchased pursuant to the Company's 1997 Stock Purchase Plan on June 30, 1997 at a price per share of $19.50, the Company's initial public offering price per share. Each such purchase was funded in its entirety by a full recourse loan made by the Company to the relevant participant in an amount equal to the aggregate purchase price for such shares. All of these loans were repaid in full in 1999. Under the original terms of the 1997 Stock Purchase Plan each participant employed by the Company through June 30, 2001 could be entitled to receive a one time cash payment equal to the purchase price paid for shares, purchased under the 1997 Stock Purchase Plan, plus interest, assuming the Company met certain performance thresholds. In 1998, such participants agreed to waive their right to such payment in exchange for the receipt of additional options under the Company's December 9, 1998 Stock Option Plan.

   Option Holdings. The following table sets forth information with respect to the aggregate number and value of shares underlying unexercised options held as of December 31, 2000, by each of the Named Executive Officers.

          AGGREGATED OPTION EXERCISES AND 2000 YEAR-END OPTION VALUES

                                                     Number of Shares
                                                  Underlying Unexercised   Value of Unexercised In-
                          Shares                       Options as of        the-Money Options as of
                         Acquired                  December 31, 2000(#)     December 31, 2000($)(2)
                            on        Value      ------------------------- -------------------------
          Name           Exercise Realized($)(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           -------- -------------- ----------- ------------- ----------- -------------
Michael J. McGhan.......      --            --      834,579     109,451    $34,801,840  $3,809,996
Michael A. O'Connor.....      --            --    1,882,038          --    $79,374,875  $       --
Robert O. Pierce........  19,962    $1,008,467       42,873      89,727    $ 1,507,317  $3,123,404
Joe C. Bradford.........      --            --       86,183     123,451    $ 3,229,310  $4,297,336
Charles D. Erwin........      --            --      190,351     161,951    $ 7,502,519  $5,637,521

--------
 * All share numbers and per share amounts adjusted to reflect the Company's two-for-one stock split in June 2000.
(1) Market value of underlying securities (based on $53.19, the closing price of the Company's Common Stock on the New York Stock Exchange on March 24,
     2000) on the date of exercise, minus the exercise price.
(2) Market value of securities underlying in-the-money positions at the end of fiscal year 2000 (based on $44.56, the closing price of the Company's Common Stock on the New York Stock exchange on December 29, 2000), minus the exercise price.

                              CERTAIN TRANSACTIONS

STOCKHOLDERS AGREEMENTS

   The Company, Joint Energy Development Investments, LP ("JEDI") and GKH Investments are parties to a stockholders agreement which provides, among other things, for GKH Investments' rights of visitation and inspection and the Company's obligation to provide Rule 144A information to prospective transferees of JEDI's and GKH Investments' Common Stock, board observation rights to JEDI, provisions permitting GKH Investments to require JEDI to sell its shares in connection with a sale by GKH Investments of its shares in the Company, and provisions regarding JEDI's rights to participate in a sale by GKH Investments of its shares in the Company.

REGISTRATION RIGHTS AGREEMENTS

   The Company, GKH, JEDI, and other stockholders (collectively, the "Holders"), who together currently beneficially own approximately 32% of the outstanding Common Stock are parties to a Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement generally provides that in the event the Company proposes to register shares of its capital stock or any other securities under the Securities Act of 1933, as amended (the "Securities Act"), then upon the request of those Holders owning in the aggregate at least 2.5% of the Common Stock or derivatives thereof (the "Registrable Securities") then held by all of the Holders, the Company will use its reasonable best efforts to cause the Registrable Securities so requested by the Holders to be included in the applicable registration statement, subject to underwriters cutbacks. The Company agrees to pay all registration expenses in connection with registrations of Registrable Securities effected pursuant to the Registration Rights Agreement; however, all fees and expenses relating to the distribution of such Registrable Securities are to be borne by the Company and each Holder pro rata based on the number of Registrable Securities included in the registration for the account of the Company and each Holder. In addition, after December 5, 1999, any single Holder of Common Stock which owns 18% or more of the Common Stock has the right to demand, on one occasion, the registration of its Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   As of September 30, 1999, the Company and Houston Pipe Line Company ("HPL") entered into various agreements in order to form Hanover Measurement Services, LP, LLP ("HMS"), a new operating company to provide gas metering and related services to natural gas pipelines. In exchange for their ownership interests in HMS, the Company contributed approximately $2.9 million in cash to HMS and HPL contributed certain assets and approximately $2.8 million in cash. In connection with the formation of HMS, the Company and HPL also formed Meter Acquisition Company LP, LLP ("MAC"). The Company contributed to MAC approximately $2.2 million in cash and assumed approximately $9 million of indebtedness, and HPL contributed its pipeline metering assets. Enron Corporation, indirectly owns a general partnership interest in JEDI, which owns 6% of the Company's common stock.

   As of September 30, 1999, MAC entered into an agreement to provide pipeline metering and related services to HPL pursuant to which HPL pays MAC a service fee of approximately $1.4 million per month. MAC entered into a sub-agreement with HMS to provide pipeline and metering services to HPL, and MAC pays HMS a service fee of approximately $690,000 per month.

   As of December 31, 2000, the Company supplied contract gas compression services to HPL pursuant to a Compression Management Agreement dated September 30, 1997. This agreement expires on October 15, 2007. The Company billed approximately $8,120,000 to HPL pursuant to this agreement for the year ended December 31, 2000.

   William S. Goldberg, a Managing Director of GKH Partners, is also Chief Financial Officer and Executive Vice President of the Company and spends substantially all of his time on the Company's business as part of the services rendered by GKH Partners to the Company. On December 18, 1998, Mr. Goldberg was granted options to purchase 300,000 shares of Common Stock at $9.75 per share pursuant to the Company's 1999 Stock Option Plan (which permits grants beginning in December 1998). The options have an exercise price equal to the approximate fair market value of a share of Common Stock on the grant date. Except for these options, Mr. Goldberg does not receive separate remuneration from the Company, which reimburses GKH Partners for certain travel and related expenses incurred by Mr. Goldberg in connection with his efforts on the Company's behalf.

   On August 29, 1997, Hanover/Enron Venezuela Ltd. ("HEV"), a corporation owned 60% by Hanover Cayman Limited, a subsidiary of the Company, and 40% by EI Venezuela Development Ltd., an affiliate of JEDI, entered into a Loan Agreement (the "CPF Loan Agreement") with Compression Projects Finance Ltd. ("CPF"), an affiliate of JEDI, pursuant to which HEV borrowed $10,400,000 for the purpose of constructing and operating a gas compression project in Venezuela (the "Project"). The loan, which is secured by all of the assets of HEV bears interest based on two swap agreements that were entered into contemporaneously with the initial disbursement. The first was executed on October 25, 1997 and bears interest at 13.5%. The second was executed on April 29, 1998, and earns interest at 12.95%. The amounts of the initial loans are $6,203,569 and $4,196,431 respectively. The maturity date for the loan is the earlier of the date which is 48 months after (i) the earlier of the commencement of the provision of compression services in connection with the Project or
(ii) February 20, 2002. Approximately $6,182,000 was outstanding thereunder as of December 31, 2000.

   Pursuant to the CPF Loan Agreement which provides for the payment of various fees, HEV paid CPF an aggregate of $3,810,000 during the year ended December 31, 2000. In connection with the CPF Loan Agreement, HEV entered into additional agreements with CPF and other affiliates of JEDI, which agreements provided for such JEDI affiliates to render certain services to HEV in connection with the Project. Pursuant to these agreements, HEV (or other affiliates of the Company) did not make any payments to CPF and the other affiliates of JEDI during the year 2000.

   Also in connection with the Project, HEV entered into an operation and maintenance agreement with Hanover PGN Compressor, C.A. ("PGN"), a subsidiary of the Company, pursuant to which PGN provides operation and maintenance services in connection with the Project and is entitled to a monthly management fee of $101,454 plus 9,082,907 bolivars (approximately $14,139.68 as of the date hereof) throughout the four year term of the contract. PGN received $2,451,000 pursuant to this contract in 2000.

   As of December 31, 2000, the Company leased certain compression equipment to an affiliate of Cockrell Oil and Gas, L.P., which is owned 50% by GKH. The lease is on a month-to-month basis and, for the year ended 2000, approximately $937,000 was billed under the lease.

   During 2000, the Company leased and sold certain compression equipment to various affiliates of Enron Capital and Trade Resources Corp., and billed approximately $35,789,000 to such affiliates under the leases including amounts billed to Houston Pipe Line Company.

   The Company has advanced cash to certain management employees in return for notes. The notes receivable totaled $1,589,000, bear interest at the prime rate, mature in June 2004 and are collateralized by Company common stock owned by the employees with full recourse. The notes and related interest will be forgiven over a four-year period should the employee continue their employment with the Company. The forgiveness will accelerate upon a change in control of the Company. During 2000, the Company recognized compensation expense related to the forgiveness of these notes receivable that totaled $105,000.

   Set forth below is certain information concerning the indebtedness of executive officers and directors to the Company.

                                            Aggregate                 Weighted
                                              Amount      Largest   Average Rate
                                           Outstanding   Aggregate  of Interest
                                              as of       Amount       as of
                                           December 31, Outstanding December 31,
                                               2000     During 2000     2001
                                           ------------ ----------- ------------
Charles D. Erwin..........................   $824,087    $824,087       9.5%
Joe C. Bradford...........................   $764,961    $764,961       9.5%

   Management believes that the terms of the foregoing transactions were no less favorable to the Company than those that would otherwise be obtainable in an arms' length transactions with unaffiliated third parties.

                         REPORT OF THE AUDIT COMMITTEE

   The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates by reference in such filing.

AUDITED FINANCIAL STATEMENTS

   The Audit Committee has reviewed and discussed the audited financials for the fiscal year ended December 31, 2000 with the Company's management and PricewaterhouseCoopers LLP, the Company's independent accountants. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

   The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1 "Independence Discussions with Audit Committees" and has discussed with PricewaterhouseCoopers LLP their independence in relation to the Company.

   Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          Submitted by the Audit
                                          Committee of the Board of Directors

                                          Ted Collins, Jr.
                                          Robert R. Furgason
                                          Alvin V. Shoemaker

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

   Notwithstanding anything to the contrary set forth in any of the Company previous filings under the Securities Act of 1933 or the Securities Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following the report shall not be incorporated by reference into any such filings.

   The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, the current members, of which are Alvin V. Shoemaker (Chairman) and Robert R. Furgason. The Compensation Committee's responsibilities include the review and approval of base annual salaries and annual bonuses for all executive officers, approval of awards under, and administration of, the Company's 1997 Stock Option Plan, 1998 Stock Option Plan, December 9, 1998 Stock Option Plan, the 1999 Stock Option Plan and 1997 Stock Purchase Plan and administration of such other employee benefit plans as may be adopted from time to time by the Company, including the Hanover Compressor Company 2001 Equity Incentive Plan, if approved. This report discusses the executive compensation policies of the Company, and the Summary Compensation Table which appears on page 7 of this proxy statement discloses the compensation paid by the Company to certain executive officers during the past three years.

GENERAL COMPENSATION POLICIES

   The Company's compensation program for executive officers currently consists, in general, of four principal components: a base annual salary, an annual cash bonus, periodic grants of stock options and opportunities to purchase Company Common Stock from time to time which historically have been significantly financed by loans by the Company. The Committee believes that these components are designed to attract, motivate and retain highly-qualified executive management by both rewarding individual achievement and providing an opportunity for members of executive management to share in the risks and rewards of the Company's financial performance. The Compensation Committee also believes it is important for the Company's compensation policy to balance short-term and long-term equity incentives.

   The Compensation Committee annually establishes each executive officer's base salary, including the Chief Executive Officer's salary, based on its evaluation of the officer's performance and contribution in the previous year and on competitive pay practices. The Compensation Committee also determines the annual cash bonuses to be awarded to each executive officer, including the Chief Executive Officer. The cash bonuses paid to executive officers during 2000 were awarded in recognition of a variety of factors, including job responsibilities undertaken and efforts expended on behalf of the Company, contributions to the Company, leadership qualities, and compensation paid to executive officers of competitors (based on the best available data from as many competitor companies as practicable). The Compensation Committee considered the performance of Mr. McGhan according to the above listed factors and determined that he was adequately compensated.

   The Compensation Committee believes that it is important that the executive officers of the Company hold equity positions in the Company in order to align their financial incentives with the Company's performance. In addition, because of the nature of the Company's operations, the Company's management believes, and the Compensation Committee agrees, that it is important that stock options be granted to a broad range of employees so that the long-term interests of its executive officers and other employees are aligned with those of its stockholders.

   Prior to its initial public offering, which was consummated on July 1, 1997, the Company had adopted and maintained several stock option plans pursuant to which options to purchase shares of the Company's Common Stock had been granted to executive officers and other employees of the Company. All options awarded and outstanding under such plans as of June 30, 1997 became fully vested and exercisable, and such plans were terminated, upon consummation of the Company's initial public offering.

   Since the Company's initial public offering, the Board of Directors has adopted the 1997 Stock Option Plan, the 1997 Stock Purchase Plan, the 1998 Stock Option Plan, the December 9, 1998 Stock Option Plan and the 1999 Stock Option Plan (collectively, the "Plans"). The Plans permit the Committee to issue options and restricted stock ("Restricted Stock") to employees and are administered by the Compensation Committee. Thus, pursuant to the Plans, Company employees have been given the opportunity to purchase substantial stock in the Company and to receive comparable option grants.

   The Plans support the commitment of both the Compensation Committee and the Board of Directors to ownership by the Company's executive officers and other employees of a significant equity interest in the Company as an important incentive in building stockholder wealth and aligning the long-term interests of management and stockholders.

   As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public corporations for compensation in excess of $1,000,000 for any fiscal year paid to any of the Named Executive Officers. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure the Company's compensation programs and specific compensation awards in accordance with Section 162(m)'s requirements for deductibility. However, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. Thus, the Compensation Committee will not necessarily limit executive compensation to the deductible under Section 162(m). The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          Submitted by the Compensation
                                          Committee of the Board of Directors

                                          Alvin V. Shoemaker
                                          Robert R. Furgason

                               PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return on the Company's Common Stock since July 1, 1997, the date trading in the Company's Common Stock commenced, with the cumulative total return of the S&P 500 Index and of the Russell 2000 Index over the same period, assuming the investment on July 1, 1997 of $100 in each of the Company's Common Stock, the S&P 500 Index and the Russell 2000 Index. The graph assumes the reinvestment of dividends and adjusts all closing prices and dividends for stock splits. The Company does not believe that the stock price performance shown on the graph below is necessarily indicative of future price performance.

                        COMPARISON OF CUMULATIVE RETURN
             AMONG HANOVER COMPRESSOR COMPANY, THE S & P 500 INDEX
                           AND THE RUSSELL 2000 INDEX






                              [PERFORMANCE GRAPH]

                                                    Cumulative Total Return
                         ------------------------------------------------------------------------------
                         7/97 9/97 12/97 3/98 6/98 9/98 12/98 3/99 6/99 9/99 12/99 3/00 6/00 9/00 12/00
                         ---- ---- ----- ---- ---- ---- ----- ---- ---- ---- ----- ---- ---- ---- -----
Hanover Compressor
 Company................ 100  126   105  128  139  124   132  136  165  163   194  292  390  338   457
S & P 500............... 100  107   110  125  129  116   141  148  159  149   171  176  171  170   156
Russell 2000............ 100  115   111  122  119   95   110  102  119  109   131  141  135  137   127

                             OVERVIEW OF PROPOSALS

   This Proxy Statement contains three proposals requiring shareholder action. Proposal No. 1 requests the re-election of seven directors to the Company's Board. Proposal No. 2 requests the approval of the Hanover Compressor Company 2001 Equity Incentive Plan. Proposal No. 3 requests ratification of the Company's independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

                             ELECTION OF DIRECTORS

                            Proposal 1 on Proxy Card

   At the annual meeting, seven directors are to be elected to the Board of Directors, to hold office until the next Annual Meeting of Stockholders of the Company and until their respective successors are duly elected and qualified. The Board of Directors has nominated, and it is the intention of the persons named in the enclosed proxy to vote FOR the election of, each nominee named below, each of whom currently serves as a director and has consented to serve as a director if re-elected. In the event any of such nominees becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted for the election of such other person as the Board may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

   The Board's nominees for re-election at this annual meeting are Messrs. O'Connor, McGhan, Goldberg, Collins, Klein, Shoemaker and Furgason.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

   The affirmative vote of a plurality of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required to approve the re-election of each director.

   The Board of Directors recommends that stockholders vote FOR re-election of Messrs. O'Connor, McGhan, Goldberg, Collins, Klein, Shoemaker and Furgason.

                   APPROVAL OF THE HANOVER COMPRESSOR COMPANY
                           2001 EQUITY INCENTIVE PLAN

                            Proposal 2 on Proxy Card

   The Board is submitting for shareholder approval the Hanover Compressor Company 2001 Equity Incentive Plan (the "Plan"). On March 29, 2001, the Board approved and adopted the Plan, subject to approval by the stockholders of the Company.

   The principal purposes of the Plan are to provide additional incentives for officers, directors, consultants and employees of the Company and its subsidiaries through awards of restricted stock and nonqualified stock options (collectively, "Awards"), to promote the success of the Company, enable employees to acquire a proprietary interest in the Company and to encourage employees to remain in the Company's employ.

   Under the Plan, the aggregate number of shares of Common Stock that may be issued upon the exercise of options and the purchase of restricted stock is 1,500,000, with no more than 1,000,000 being granted as restricted stock. On April 11, 2001, the closing price of a share of the Company's Common Stock on the New York Stock Exchange was $34.61. Additionally, options and restricted stock for no more than 500,000 shares may be granted to any one individual.

   The shares of Common Stock available under the Plan upon exercise of stock options and purchase of restricted stock may be either previously authorized and unissued shares or treasury shares. The Plan provides for appropriate adjustments in the number and kind of shares subject to the Plan and to outstanding Awards thereunder in the event of a stock split, stock dividend and certain other types of transactions. If any portion of an option terminates or lapses unexercised under the Plan, the shares which were subject to the unexercised portion of such option will continue to be available for issuance under the Plan. If any shares of restricted stock are surrendered or the Company repurchases shares of restricted stock, those shares will also be available for issuance under the Plan.

   The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself, which is included as Appendix B.

ADMINISTRATION

   The Plan is administered by the Compensation Committee (the "Committee"), consisting of at least two members of the Board each of whom will be both a non-employee director under Section 16-b of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee is authorized to determine the individuals who will receive Awards (the "Participants"), when they will receive Awards, the number of shares to be subject to each Award, the price of the Awards granted, payment terms, payment method and the expiration date applicable to each Award. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Plan.

AWARDS UNDER THE PLAN

   The Plan provides that the Committee may grant Awards. Each Award grant will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

   Stock Options. All options under the Plan will non-qualified stock options. No options granted under the Plan are intended to qualify for incentive stock option treatment under Section 422 of the Code. Options will provide for the right to purchase Common Stock at a specified price which may be greater than, less than or equal to fair market value on the date of grant, and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. Options may be granted for any term up to ten years as specified by the Committee.

   A Participant may not exercise an option until it has become vested. The portion of an option that is vested depends upon the period that has elapsed since the date the option was granted under the Plan. Unless the Committee establishes a different vesting schedule in each Participant's Award agreement, all options granted under the Plan shall vest according to the following schedule:

                                                                        Vested
                              Period Elapsed                          Percentage
                              --------------                          ----------
      First Anniversary of Grant Date................................     10%
      Second Anniversary of Grant Date...............................     30%
      Third Anniversary of Grant Date................................     60%
      Fourth Anniversary of Grant Date...............................    100%

However, if a Participant's employment is terminated for cause (as defined in the Plan) all options, whether or not previously vested, will be immediately forfeited and canceled.

   Restricted Stock. Restricted stock awards will provide for the right to own stock in the Company with certain restrictions as the Committee shall provide, concerning voting rights, transferability, duration of employment with the Company, Company performance and individual performance.

PAYMENT FOR SHARES

   The exercise price pursuant to the exercise of any option may be paid (1) in full in cash at the time of exercise; (2) in whole or in part in Common Stock owned by the Participant for at least six months and having a fair market value on the date of exercise equal to the aggregate exercise price of the option;
(3) if permitted by the Committee, by cash or certified or cashier's check for the par value of the shares plus a recourse promissory note for the balance of the purchase price; or (4) by an irrevocable instruction to a broker to deliver to the Company sale or loan proceeds to pay for all of the Common Stock acquired by exercising the options and any tax withholding obligations resulting from such exercise. In the discretion of the Committee, restricted stock awards may be made for a purchase price or in consideration of performance of prior services for the Company or any subsidiary.

AMENDMENT AND TERMINATION

   Amendments of the Plan to (i) increase the number of shares available for grant as Awards under the Plan or (ii) increase the number of shares that may be granted as Awards to any one individual or (iii) extend the term of the Plan beyond 10 years, require the approval of the Company's stockholders. In all other respects the Plan can be amended, modified, suspended or terminated by the Committee, unless such action would otherwise require shareholder approval as a matter of applicable law, regulation or rule. Amendments of the Plan will not, without the consent of the Participant, affect such person's rights under an Award previously granted, unless the Award itself otherwise expressly so provides.

   No options or shares of restricted stock may be granted under the Plan more than 10 years after the date the Plan is approved by the Company's shareholders. The Board may terminate the Plan at any time with respect to the shares that are not then subject to Awards. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

ELIGIBILITY

   Options may be granted and shares of restricted stock awarded under the Plan to individuals who are officers, directors, consultants and employees of the Company or any of its present or future subsidiaries. The number of options granted and shares of restricted stock awarded to any single person in any year may not exceed 500,000 in the aggregate.

MISCELLANEOUS PROVISIONS

   In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company by reason of merger, reorganization, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares, or otherwise, the number and kind of shares covered by the Plan and by each outstanding option and share of restricted stock and the exercise price per share of options, shall be proportionately adjusted. In the event of a Change in Control (as defined in the Plan), the Committee may provide that unvested options shall either (1) convert into options to purchase securities of the successor company on the same terms and conditions as apply to the options under the Plan; (2) convert into consideration equal to what the Participant would have received had the options been fully vested; or (3) be treated as otherwise determined by the Committee, and the Company shall have the right to purchase vested options for the difference between the price per share of Common Stock established in the Change in Control and the exercise price of the option. Under the same circumstances, all unvested shares of restricted stock shall either (1) convert into shares of restricted stock of the successor company on the same terms and conditions as may apply to the shares of restricted stock under the Plan; (2) fully vest, no longer be subject to any restrictions and become transferable; or (3) be treated as otherwise determined by the Committee.

   Each individual receiving an Award under the Plan will be subject to the restriction that during the term of the Award and for a period of two years thereafter he or she will not compete with the Company or its subsidiaries and will not disclose confidential information. No option granted or shares of restricted stock awarded under the Plan may be assigned or transferred by the Participant, except by will or the laws of intestate succession, and an option may only be exercised by the holder thereof during the lifetime of such holder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The federal income tax consequences of the Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Code Section 162(m), as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

   Nonqualified Stock Options. For federal income tax purposes, the recipient of options granted under the Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

   Pursuant to the Plan, a participant may exercise options through delivery of shares of Common Stock already held by such participant with the consent of the Committee. The Internal Revenue Service has taken the position that the tax consequences of exercising options with shares of Common Stock must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as compensation income).

   Restricted Stock. For federal income tax purposes, the recipient of restricted stock under the Plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the participant would otherwise be taxable under Code Section 83(b).

   Under Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under Code Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. Any deferred compensation plan adopted by the Company may, but will not necessarily, require the further deferral of benefits to the extent the deduction for such benefits by the Company would be disallowed pursuant to Code Section 162(m). In that regard, it is unlikely under current law that all or a portion of the Deferred Compensation Units would be considered performance-based compensation.

REASONS FOR ADOPTION OF THE PLAN

   The Plan succeeds the Company's 1997 Stock Option and Purchase Plan (the "1997 Plan") and the 1999 Stock Option Plan (the "1999 Plan"). As a result it is anticipated that the number of shares available for grant under the 1997 and 1999 Plans will not be adequate to provide incentives to new as well as current employees. The Board of Directors has determined that it is advisable to continue to provide stock-based incentive compensation to the Company's officers, directors, consultants and employees thereby continuing to align the interests of such individuals with those of the stockholders, and that Awards under the Plan are an effective means of providing such compensation.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required to approve the Plan.

   The Board of Directors Recommends that the Stockholders Vote FOR Approval of the Hanover Compressor Company 2001 Equity Incentive Plan.

                   RATIFICATION OF REAPPOINTMENT OF AUDITORS

                            Proposal 3 on Proxy Card

   The Company has engaged PricewaterhouseCoopers LLP to audit the Company's financial statements for fiscal year 2001. PricewaterhouseCoopers LLP audited the Company's financial statements for fiscal year 2000 and the decision to retain PricewaterhouseCoopers LLP has been approved by the Audit Committee.

   A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting of Stockholders and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions of stockholders.

FEES TO BE PAID TO THE INDEPENDENT AUDITORS

 Audit Fees

   The aggregate fees for the audit of the Company's annual consolidated financial statements for fiscal year 2000 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal 2000 were $530,000, of which $275,150 was billed during 2000.

 Financial Information Systems Design and Implementation Fees

   No financial information systems design and implementation services were rendered to the Company by PricewaterhouseCoopers LLP in fiscal 2000.

 All Other Fees

   PricewaterhouseCoopers LLP billed the Company aggregate fees of $896,468 for other professional services rendered in fiscal 2000. These services rendered by PricewaterhouseCoopers LLP primarily consisted of tax planning and compliance services, statutory and benefit plan audits and services related to the Company's Registration Statements filed during fiscal 2000.

   The Audit Committee of the Board of Directors considered the services listed above to be compatible with maintaining PricewaterhouseCoopers LLP's independence.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting, and entitled to vote, is required to ratify the reappointment of PricewaterhouseCoopers LLP.

   The Board of Directors recommends that the stockholders vote FOR ratification of the reappointment of PricewaterhouseCoopers LLP.

                              GENERAL INFORMATION

2001 ANNUAL MEETING OF STOCKHOLDERS

   Any proposals of stockholders that are intended for inclusion in the Company's Proxy Statement and form of proxy for its 2001 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company no later than December 19, 2001. Stockholder proposals must be in writing and delivered to the Company's principal executive offices at 12001 North Houston Rosslyn, Houston, Texas 77086.

ANNUAL REPORTS

   The Company's 2000 Annual Report to Stockholders is being mailed to the Company's stockholders under separate cover. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (excluding exhibits), as filed with the Commission, may be obtained without charge upon request made to Hanover Compressor Company 12001 North Houston Rosslyn, Houston, Texas 77086, Attention: Corporate Secretary.

                                                                      APPENDIX A

                           HANOVER COMPRESSOR COMPANY

                            AUDIT COMMITTEE CHARTER

Purpose

   The Audit Committee (the "Committee") shall provide assistance to the Board of Directors (the "Board") of Hanover Compressor Company (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports, and the independence and performance of the Company's outside auditor. In so doing, the Committee will be responsible for maintaining free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

Membership

   The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be "financially literate" as determined by the Board and shall satisfy the "independence" requirements of the New York Stock Exchange. At least one member of the Committee shall have "accounting or related financial management expertise," as determined by the Board.

Committee Organization and Procedures

   1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

   2. The Committee shall establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings.

   3. The Committee shall meet at least two times in each fiscal year, and more frequently as the Committee, in its discretion, deems necessary to fulfill its responsibilities under this charter.

   4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor, a representative of the accounting department and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the designated representative of the accounting department in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

   5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain separate legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

   6. The Committee shall prepare or cause to be prepared minutes of each of its meetings. Copies of all minutes shall be delivered to the Board for its information and action, when appropriate.

Responsibilities

 Outside Auditor

   7. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services.

   8. The Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor.

   9. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

   10. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

 Annual Audit

   11. The Committee shall meet with the outside auditor and management of the Company early in the process of the annual audit to discuss the scope of the audit and the procedures to be followed.

   12. The Committee shall meet, in person or by telephone, with the outside auditor and management prior to the public release of the financial results of operations for the year under audit and discuss with the outside auditor any matters within the scope of the pending audit that have not yet been completed.

   13. The Committee shall review and discuss the audited financial statements with the management of the Company.

   14. The Company shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

   15. The Committee shall, based on the review and discussions in paragraphs 13 and 14 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 10 above, recommend, in writing, to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

 Internal Controls

   16. The Committee shall discuss with the outside auditor and the designated representative of the accounting department, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

   17. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

 Other Responsibilities

   18. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

   19. The Committee shall submit, at least annually, to the New York Stock Exchange, a written statement of affirmation of compliance with the audit committee rules of the New York Stock Exchange.

   20. The Committee shall provide for inclusion in the Company's Annual Proxy Statement a report, required by Item 306 of Regulation S-K of the Securities and Exchange Commission, describing procedures undertaken under paragraphs 10, 13, 14 and 15 above.

   21. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

                                                                      APPENDIX B

                           HANOVER COMPRESSOR COMPANY
                           2001 EQUITY INCENTIVE PLAN

                                   ARTICLE I.

                                    Preamble

   1.1 Preamble. Hanover Compressor Company, a Delaware corporation (the "Company"), hereby establishes the Hanover Compressor Company 2001 Equity Incentive Plan (the "Plan") as a means whereby the Company may, through awards of restricted stock and non-qualified stock options:

      (a) provide Company Officers, Employees, Directors and Consultants with additional incentive to promote the success of the Company's and its Subsidiaries' businesses;

     (b) enable such Employees to acquire proprietary interests in the Company; and

     (c) encourage such Employees to remain in the employ of the Company and its Subsidiaries.

   Except as specifically provided herein, the provisions of this Plan do not apply to or affect any option, stock appreciation rights, or stock heretofore or hereafter granted under any other stock plan of the Company or any Subsidiary, and all such options, stock appreciation right or stock continue to be governed by and subject to the applicable provisions of the plan or agreement under which they were granted.

                                  ARTICLE II.

                                  Definitions

   2.1 "Award" means an Option or Restricted Stock award, which may be granted or purchased under the Plan.

   2.2 "Award Agreement" means a written agreement executed by an authorized officer of the Company and the Participant, which shall contain such terms and conditions with respect to an Award as the Committee shall determine, consistent with the Plan.

   2.3 "Award Limit" means 500,000 shares of Common Stock.

   2.4 "Board" or "Board of Directors" means the board of directors of the Company.

   2.5 "Cause" means (i) the commission by such Participant of an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company (including the unauthorized disclosure of confidential or proprietary material information of the Company), (ii) a conviction of such Participant (or a plea of nolo contendere in lieu thereof) for a felony or a crime involving fraud, dishonesty or moral turpitude, (iii) willful failure of a Participant to follow the written directions of the chief executive officer of the Company or the Board in the case of executive officers of the Company; (iv) willful misconduct as an Employee of the Company, (v) the willful failure of such Participant to render services to the Company in accordance with his employment or consulting arrangement, which failure amounts to a material neglect of his duties to the Company or (vi) substantial dependence, as determined by the Board, on alcohol or any drug, immediate precursor or other substance listed in Schedule I-V of the Federal Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended, as determined in the sole discretion of the Committee.

   2.6 "Change in Control" means the occurrence of any one of the following events:

     (a) any (A) consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or which contemplates that all or substantially all of the business and/ or assets of the Company shall be controlled by another corporation or (B) a recapitalization (including an exchange of Company equity securities by the holders thereof), in either case, in which any "Person" (as such term is used in Sections 13(d) and (14(d)(2) of the Exchange Act), other than the Controlling Shareholders, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors;

     (b) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries or Affiliates;

     (c) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, unless such plan or proposal is abandoned within 60 days following such approval; or

     (d) any "Person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Controlling Shareholders, shall become the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors.

   2.7 "Code" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

   2.8 "Committee" means the Compensation Committee of the Board or any other committee comprised of two or more Directors appointed by the Board to administer the Plan, as the case may be. Each member of the Committee shall (a) be a "non-employee director" as defined by Rule 16b-3 of the Exchange Act, as amended from time to time or any successor rule thereof; and (b) be an outside Director as determined under Treasury Regulation 26 CFR (S)1.162-27(e)(3) or any successor regulation thereto. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

   2.9 "Common Stock" means the common stock of the Company, $.001 par value.

   2.10 "Company" means Hanover Compressor Company, a Delaware corporation, and any successor thereto.

   2.11 "Consultant" means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person.

   2.12 "Controlling Shareholders" means GKH Investments, L.P., GKH Partners, L.P., and the partners therein.

   2.13 "Director" means a member of the Board.

   2.14 "Disability" means being entitled to disability benefits under the terms of the Company's long term disability plan.

   2.15 "Employee" means any person, including an Officer or Director, who is an employee (within the meaning of Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company.

   2.16 "Exchange Act" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

   2.17 "Fair Market Value" means for the relevant day:

     (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, as reported in the Wall Street Journal for the day Fair Market Value is to be determined;

     (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

     (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

   2.18 "Grant Date" means the date upon which an Award is granted to a Participant under the Plan.

   2.19 "Officer" means a corporate or equivalent officer of the Company or any Subsidiary or Affiliate of the Company.

   2.20 "Option" means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

   2.21 "Option Price" means the price per share at which an Option may be exercised.

   2.22 "Participant" means an individual to whom an Option or Restricted Stock has been granted under the Plan.

   2.23 "Plan" means the Hanover Compressor Company 2001 Equity Incentive Plan, as set forth herein and as from time to time amended.

   2.24 "Restricted Stock" means Common Stock awarded under Article VI of the Plan.

   2.25 "Securities Act" means the Securities Act of 1933, as it exists now or from time to time may hereinafter be amended.

   2.26 "Subsidiary" means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

   2.27 "Termination of Employment" means:

     (a) with respect to an Employee when the Employee's employment relationship with the Company and all of its Subsidiaries is terminated, regardless of any severance arrangements. A transfer from the Company to a Subsidiary or affiliate, or vice versa is not a termination of employment for purposes of this Plan;

     (b) with respect to a Consultant when the Consultant's consulting relationship with the Company is terminated either due to the termination of any consulting agreement, or otherwise, regardless of the fact that no employment relationship exists;

     (c) with respect to an Officer or Director when such individual is no longer serving as an Officer or Director of the Company, as a Consultant to or Employee of the Company and any of its Subsidiaries.

                                  ARTICLE III.

                           Stock Subject to the Plan

   3.1 Stock Subject to the Plan. The shares of stock subject to awards of Restricted Stock and Options shall be shares of the Company's Common Stock. Subject to adjustment as provided in Article XI, the aggregate number of shares which may be used upon exercise of Options and the purchase of Restricted Stock under the Plan shall not exceed 1,500,000 of which no more than 1,000,000 may be granted as Restricted Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. The maximum number of shares which may be subject to Awards granted under this Plan to any individual in any calendar year shall not exceed the Award Limit. If any Option grants hereunder shall terminate or expire such shares shall be eligible to be granted as new Options under this Plan; provided, however, to the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit granted to the Participant.

   3.2 Add-back of Awards. If any Option under the Plan expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option but as to which such Option is not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. Furthermore, any shares subject to Options which are adjusted pursuant to Article XI and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 3.1. Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section
3.1. If any shares of Restricted Stock are surrendered by the Participant or repurchased by the Company pursuant to Section 6.3 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 3.1.

                                  ARTICLE IV.

                             Eligible Participants

   4.1 Eligible Participants. All Employees, Officers, and Directors of the Company and its Subsidiaries, and those Consultants (who are not otherwise Employees of the Company or any of its Subsidiaries) are eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall determine from time to time those individuals who shall be designated as Participants and the number, if any, of Awards to be granted to each such Participant.

                                   ARTICLE V.

                               Granting of Awards

   5.1 Granting of Awards. The Committee may grant Participants Restricted Stock or Options under the Plan. The Committee shall establish the amount of such Awards and the terms and conditions of each Award, provided that no Participant may be granted Awards in excess of the Award Limit.

   5.2 Non-Competition and Confidential Information. Each Participant receiving an Award shall be subject to the restriction that, during the term of his Award Agreement and for a period of two years thereafter, he or she (i) will not compete with any business of the Company or its Subsidiaries and (ii) will not disclose to persons outside the Company confidential information concerning the Company or its Subsidiaries without the Company's express written consent.

                                  ARTICLE VI.

                    Terms and Conditions of Restricted Stock

   6.1 Subscription Agreement. Each Award under the Plan shall be evidenced by a Subscription Agreement. Each Subscription Agreement, in such form as is approved by the Committee, shall be subject to such terms and conditions, not inconsistent with the Plan as the Committee may deem appropriate. Awards of Restricted Stock may, as determined by the Committee, be made for a purchase price, as established by the Committee or without payment of a purchase price therefor, but in consideration of performance of prior services for the Company or any Subsidiary.

   6.2 Rights as Stockholders. Subject to Section 6.3 and Article IX, upon delivery of the shares of Restricted Stock to the Participant, the Participant shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in
Section 6.3.

   6.3 Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

   6.4 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing the restrictions applicable to all shares of Restricted Stock, which legend or legends shall make appropriate reference to the conditions imposed thereby.

   6.5 Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock as collateral, until such time as the Participant satisfies his or her obligation on the four year loan between the Company and the Participant.

   6.6 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

                                  ARTICLE VII.

                        Terms and Conditions of Options

   7.1 Option Agreement. Each Option shall be evidenced by an agreement between the Company and the Participant. Each Option Agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan as the Committee may deem appropriate:

      (a) Option Period. Each Option will expire as of the earliest of:

        (i) ten years from the Grant Date;

       (ii) the date on which it is forfeited under the provisions of
    Article IX;

       (iii) the date three months after the Participant's Termination of Employment for any reason other than death or Disability; or

       (iv) the date twelve months after the Participant's death or Disability.

     (b) Option Price. At the time when the Option is granted, the Committee will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.

     (c) Other Option Provisions. The form of Option authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

   7.2 Non-Qualified Stock Options. All Options granted under this Plan shall be nonstatutory options, which are not intended to be classified as "incentive stock options" under Section 422 of the Code.

   7.3 Non-transferability of Options. The Options granted under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution, or to the extent permissible under Section 422 of the Code pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. During a Participant's lifetime his Options may be exercised only by him.

   7.4 Rights as Stockholders. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

                                 ARTICLE VIII.

                         Manner of Exercise of Options

   8.1 Manner of Exercise of Options. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock that the Participant has held for at least six months having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, (iii) if permitted by the Committee, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall be recourse to the Participant, bear a reasonable rate of interest and contain such terms and provisions as the Committee may determine, or (iv) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise.

                                  ARTICLE IX.

                               Vesting of Awards

   9.1 Vesting. Unless otherwise provided in a Participant's Award Agreement, Awards shall vest and become exercisable and nonforfeitable as provided herein. A Participant may not exercise an Award until it has become vested. The portion of an Award that is vested depends upon the period that has elapsed since the Grant Date. Unless the Committee establishes a different vesting schedule at the time when an Option is granted, all Options granted under this Plan shall vest according to the following schedule:

      Period Elapsed                                           Vested Percentage
      --------------                                           -----------------
      First Anniversary of Grant Date.........................         10%
      Second Anniversary of Grant Date........................         30%
      Third Anniversary of Grant Date.........................         60%
      Fourth Anniversary of Grant Date........................        100%

   9.2 Forfeiture. Except as provided in this section, upon a Termination of Employment, a Participant forfeits any Awards that are not yet vested. Unless otherwise specified by the Committee in a Participant's Award Agreement, a Participant may exercise any Options to the extent vested upon Termination of Employment within the following periods: (a) if Termination of Employment is for any reason other than death, Disability or for Cause, then 90 days following Termination of Employment, or (b) if Termination of Employment is for death or Disability, then for 12 months following Termination of Employment. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant's agreement, if the Participant's Termination of Employment is terminated for Cause all Options granted to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination for Cause.

                                  ARTICLE X.

                                Administration

   10.1 Administration. The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

     (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

     (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

     (c) subject to the express provisions of the Plan, to determine the individuals who will receive Awards, the times when they will receive them, the number of shares to be subject to each Award, the Option Price, payment terms, payment method, and expiration date applicable to each Award;

     (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

     (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the grants of Awards as it may deem necessary or advisable;

     (f) to determine the form in which tax withholding under Section 11.3 of this Plan will be made; and

     (g) to amend the Plan or any Award granted hereunder as may be necessary in order for any business combination involving the Company to qualify for pooling-of-interest treatment under APB No. 16.

   10.2 Amendment of the Plan. The Committee may from time to time amend or revise the terms of this Plan in whole or in part and may adopt any amendment deemed necessary; provided, however, that, except as provided in Section 4(g), no change in any Options previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent; provided, however, that without the consent of the shareholders, the Committee may not (i) amend the number of shares which may be issued upon exercise of Options or granted as Restricted Stock, (ii) increase the Award Limit, or
(iii) extend the term of the Plan beyond ten (10) years.

                                  ARTICLE XI.

                           Miscellaneous Provisions

   11.1 Change of Control. Notwithstanding the provisions of Section 8 or anything contained in a Participant's agreement to the contrary, upon a Change in Control all Awards as determined by the Committee in its discretion shall be subject to the following:

     (a) The Company shall have the right to acquire from Participants their vested Options by payment of the difference between the price per share of Common Stock established in the Change in Control and the Option Price;

     (b) All unvested Options shall either (i) convert into options to purchase securities of the successor in the Change of Control on the same terms and conditions as apply to the Options under the Plan, (ii) convert into such consideration as the Participant would have received had the Options been fully vested, or (iii) be treated as otherwise determined by the Committee; and

     (c) All unvested shares of Restricted Stock shall either (i) convert into shares of Restricted Stock of the successor in the Change of Control on the same terms and conditions as apply to the shares Restricted Stock under the Plan, (ii) fully vest, no longer be subject to any restrictions and become transferable, or (iii) be treated as otherwise determined by the Committee.

   11.2 Adjustments to Reflect Changes in Capital Structure. If there is any change in the corporate structure or shares of the Company, the Committee may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of shares covered thereby and with respect to Options in the applicable Option Price. For the purpose of this Section 11.2, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another entity.

   11.3 Withholding Tax. The Company shall have the right to withhold in cash or shares of Common Stock with respect to the exercise of Options or grants of Restricted Stock under the Plan any taxes required by law to be withheld.

   11.4 At-Will Employment. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Participant and the Company and any Subsidiary.

   11.5 Rules of Construction.

     (a) Governing Law. The construction and operation of this Plan are governed by the laws of the State of Delaware.

     (b) Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

     (c) Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

     (d) Gender. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

     (e) Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

     (f) Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

                                  ARTICLE XII.

                       Conditions Upon Issuance of Shares

   12.1 Conditions Upon Issuance Of Shares. An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option or grant of Restricted Stock until such time as the Plan has been approved by the Board of Directors and unless the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option or grant of Restricted Stock, the Company may require the person exercising such Option or receiving such Award to represent and warrant that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                                 ARTICLE XIII.

                     Effective Date and Termination of Plan

   13.1 Effective Date. This Plan is effective as of the date of its adoption by the Board of Directors subject to the approval of the Company's shareholders. Prior to obtaining shareholder's approval, the Committee may, in its discretion, grant options under the Plan as if the Plan were effective, provided the exercise of the options so granted shall be expressly subject to the approval of the Plan by the shareholders.

   13.2 Termination of the Plan. The Board may terminate the Plan at any time with respect to any shares that are not then subject to Awards. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination. No Options or Restricted Stock shall be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company's shareholders under Section 13.1.

                                 * * * * * * *

   I hereby certify that the Plan was duly adopted by the Board of Directors of
Hanover Compressor Company on March    , 2001.

                                          Name: _______________________________
                                          Title: ______________________________

                                 * * * * * * *

   I hereby certify that the foregoing Plan was approved by the shareholders of
Hanover Compressor Company on              , 2001.

                                          _____________________________________
                                          Secretary

[Proxy Card-Front]

                          HANOVER COMPRESSOR COMPANY
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HANOVER
                              COMPRESSOR COMPANY

     The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Michael O'Connor, Michael McGhan, William S. Goldberg and Richard S. Meller, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Hanover Compressor Company owned of record by the undersigned at the 2001 Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Thursday, May 17, 2001, at the Hyatt Regency Houston Airport, 15747 JFK Boulevard, Houston, Texas 77032, and any adjournments or postponements thereof, in accordance with the discretion marked on the reverse side hereof.

ELECTION OF DIRECTORS

 NOMINEES FOR ONE-YEAR TERM EXPIRING AT 2002 ANNUAL MEETING OF STOCKHOLDERS:

    Michael A. O'Connor             Ted Collins, Jr.        Robert R. Furgason
    Michael J. McGhan               Melvyn N. Klein         William S. Goldberg
                                    Alvin V. Shoemaker

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.)

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The proxies cannot vote your shares unless you sign and return this card.

                              (SEE REVERSE SIDE)
--------------------------------------------------------------------------------
                            *FOLD AND DETACH HERE*

--------------------------------------------------------------------------------

This Proxy, when properly executed, will be                  Please mark
voted in the manner directed herein. IF NO                   your vote as   [X]
DIRECTION IS MADE, THIS PROXY WILL BE VOTED                  indicated in
FOR ALL OF THE BOARD OF DIRECTORS NOMINEES,                  the example
FOR THE APPROVAL OF THE HANOVER COMPRESSOR
COMPANY 2001 EQUITY INCENTIVE PLAN, AND FOR
RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS
HANOVER COMPRESSOR COMPANY'S INDEPENDENT
AUDITORS FOR 2001.

                                                                  WITHHOLD
                                         FOR ALL NOMINEES         AUTHORITY
                                       (except as indicated      to vote for
                                            on reverse)         all nominees

1. Election of Directors                      [ ]                    [ ]
   (see reverse)
                                              FOR      AGAINST    ABSTAIN
2. Approve the Hanover Compressor
   Company 2001 Equity                        [ ]        [ ]         [ ]
   Incentive Plan
                                              FOR      AGAINST    ABSTAIN
3. Ratification of Reappointment
   of PricewaterhouseCoopers LLP              [ ]        [ ]         [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement(s) or adjournment(s) thereof.

                                        MARK HERE FOR ADDRESS CHANGE [ ]

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]


                                   Dated:_________________________, 2001

                                   _____________________________________
                                                (Signature)

                                   _____________________________________
                                                (Signature)

                                    Please sign exactly as name appears
                                    on stock certificate(s). Joint owners
                                    should each sign. When signing as
                                    attorney, executor, administrator,
                                    trustee or guardian, please give full
                                    title as such.

--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*